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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-81276 (1994 Stock Option Plan), 333-92143 (1999 Stock Option Plan), and 33-97850
(Employee Stock Purchase Plan), each on Form S-8, and Registration Statement No. 33-94378 (Dividend Reinvestment Plan) on Form S-3, of our report dated January 28, 2000, appearing in this Annual Report on Form 10-K of Southwest Bancorp, Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
OKLAHOMA CITY, OKLAHOMA
MARCH 22, 2000